                             PRICE ENTERPRISES, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2000
                             (Dollars in thousands)
                                   (Unaudited)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet has been presented as if the Loan from GMAC Commercial Mortgage Corporation occurred on March 31, 2000 and the Company's credit facility was reduced from $125 million to $75 million on March 31, 2000. The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the consolidated financial statements of the Company filed in the Annual Report on Form 10-K for the year ended December 31, 1999 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2000. In management's opinion, all significant pro forma adjustments have been made that are necessary to reflect this transaction. The unaudited Pro Forma Condensed Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 2000, does not include other transactions occurring after March 31, 2000, nor does it purport to present the future financial position of the Company.

                                                            Historical          Pro Forma              Company
                                                             Company           Adjustments            Pro Forma
                                                         -----------------    ---------------      -----------------
ASSETS
Real estate, net                                                  576,591                                   576,591
Other assets                                                       23,035             13,175  B              36,210
                                                         -----------------    ---------------      -----------------

     Total assets                                                 599,626             13,175                612,801
                                                         =================    ===============      =================

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Mortgage and notes payable                                        131,702             13,175  A             144,877
Other liabilities                                                   5,587                                     5,587
                                                         -----------------    ---------------      -----------------

     Total Liabilities                                            137,289             13,175                150,464

Stockholders' Equity                                              462,337                  -                462,337
                                                         -----------------    ---------------      -----------------

     Total liabilities and stockholders' equity                   599,626             13,175                612,801
                                                         =================    ===============      =================

A - Relates to the Loan amount of $121.4 million less the outstanding amount on the credit facility of $108.2 million at March 31, 2000.

B - Relates to capitalized loan costs and excess cash related to note A above.

                             PRICE ENTERPRISES, INC.
        PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     For the Year Ended December 31, 1999
                   and the Three Months Ended March 31, 2000
                             (Dollars in thousands)
                                   (Unaudited)


The following unaudited Pro Forma Condensed Consolidated Statements of Operations have been presented as if the Loan from GMAC Commercial Mortgage Corporation occurred on January 1, 1999 and the Company's credit facility was reduced from $125 million to $75 million on January 1, 1999. The unaudited Pro Forma Condensed Consolidated Statements of Operations should be read in conjunction with the consolidated financial statements of the Company filed in the Annual Report on Form 10-K for the year ended December 31, 1999 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2000. In management's opinion, all significant pro forma adjustments have been made that are necessary to reflect this transaction. The unaudited Pro Forma Condensed Statements of Operations are not necessarily indicative of what the actual results of operations of the Company would have been had this transaction actually occurred as of January 1, 1999, do not include other transactions occurring after the periods presented, nor do they purport to present the results of operations of the Company for future periods.

                                                                       For the Year Ended          For the Three Months Ended
                                                                        December 31, 1999                March 31, 2000

                                                                      Pro Forma       Company               Pro Forma     Company
                                                        Historical   Adjustments    Pro Forma  Historical  Adjustments   Pro Forma
Revenue                                                     67,171        2,438  A      69,609    17,890           235  A   18,125

Operating Expenses:
     Interest                                                5,874        2,690  B       8,564     1,749           306  B    2,055
     Write-off of loan fees                                      -          300  C         300         -                         -
     Depreciation and amortization                          11,825                      11,825     2,289                     2,289
     Property operating expenses                            16,933                      16,933     3,906                     3,906
     General and administrative expenses                     4,585                       4,585       775                       775
                                                       ------------  -----------    ----------- ----------   ----------   --------
                                                            39,217        2,990         42,207     8,719           306       9,025

Gain on sale of real estate and investments, net             4,717                       4,717         -


Net income                                                  32,671         (552)        32,119     9,171           (71)      9,100
Dividends paid to preferred stockholders                    33,263                      33,263     8,324                     8,324
                                                       ------------  -----------    ----------- ----------   ----------    --------

Net income (loss) applicable to common stockholders           (592)        (552)        (1,144)      847           (71)        776
                                                       ============  ===========    =========== ==========   ==========    ========

Net income (loss) per common share - basic and diluted       (0.04)                      (0.09)     0.06                      0.06

Weighted average common shares outstanding
     Basic and diluted                                      13,301                      13,301    13,309                    13,309

A   -  Relates to interest income at an average rate of 5% on excess cash available from the difference between the Loan and the outstanding during average balance of the Company's credit facility outstanding during the periods presented.

B   -  Relates to additional interest expense on the Loan, including amortized loan costs, less actual interest expense related to the Company's credit facility.

C   -  Represents a non-recurring charge of loan fees written-off related to the Company's reduction of their credit facility from $125 million to $75 million of availability.